UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
OCEAN POWER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33417	22-2535818

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 26, 2007, Ocean Power Technologies, Inc. (“OPT”) entered into a modification of contract with the Office of Naval Research of the US Navy (the “Navy”), under which, together with a previous modification, OPT will be eligible to receive additional funding of $1.9 million for its on-going contract with the Navy for the development and construction of wave power systems off the Hawaiian island of Oahu.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the modifications of contract, copies of which will be filed as exhibits to OPT’s next quarterly report on Form 10-Q for the period ended October 31, 2007.

Item 8.01	Other Events.
On October 2, 2007, OPT issued a press release announcing $1.9 million in additional funding under its on-going contract with the U.S. Navy. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release issued by the Company dated October 2, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: October 2, 2007	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Senior Vice President and Chief Financial Officer